Ex 99.1

PTC Announces first fiscal Quarter 2026 Results

Strategic focus on Intelligent Product Lifecycle vision

•
Solid execution in Q1’26
o
Constant currency ARR growth of 8.4%; 9.0% excluding Kepware and ThingWorx
o
Operating and free cash flow growth of 13%
•
Embedding AI across portfolio and building common AI infrastructure to drive customer adoption and value
•
Executing on our $2 billion share repurchase authorization: $200 million of repurchases in Q1’26; expect to use net after-tax proceeds from the Kepware and ThingWorx divestiture for incremental repurchases; targeting repurchases of ~$1.115 billion to ~$1.315 billion in FY’26

BOSTON, MA, February 4, 2026 - PTC (NASDAQ: PTC) today reported financial results for its first fiscal quarter ended December 31, 2025.

“PTC delivered solid financial results in Q1’26, driven by large deal volume and competitive displacements. The continued progress we’re making with our go-to-market transformation is resulting in strong and strategic demand capture. This gives us greater confidence that we are building a more durable, multi-year growth engine,” said Neil Barua, President and CEO, PTC.

“More broadly, our Intelligent Product Lifecycle vision is gaining momentum. As the product development landscape evolves, our customers and partners understand the importance of product data as an enterprise-wide asset and its role in powering AI-driven transformation. PTC is uniquely positioned to deliver the Intelligent Product Lifecycle with our core products serving as the trusted systems of record for product data and AI across the full lifecycle,” concluded Barua.

First Fiscal Quarter 2026 Key Operating and Financial Metrics1

$ in millions, except per share amounts	Q1’26	Q1'25	YoY Change	Q1’26 Guidance
ARR as reported	$2,494	$2,205	13%
Constant currency ARR (FY'26 Plan FX rates2)	$2,500	$2,307	8.4%	8% to 8.5% growth
Constant currency ARR excluding Kepware and ThingWorx (FY'26 Plan FX rates2)	$2,341	$2,148	9.0%	8.5% to 9% growth
Operating cash flow	$270[4]	$238	13%	$270 to $275
Free cash flow	$267[4]	$236	13%	$265 to $270
Revenue[3]	$686	$565	21%[5]	$600 to $660
Operating margin[3]	32%	20%	1,180 bps
Non-GAAP operating margin[3]	45%	34%	1,130 bps
Earnings per share[3]	$1.39[6]	$0.68[7]	104%	$0.73 to $1.31
Non-GAAP earnings per share[3]	$1.92[6]	$1.10	75%	$1.26 to $1.82

1 The definitions of our operating and non-GAAP financial measures and reconciliations of non-GAAP financial measures to comparable GAAP measures are included below and in the reconciliation tables at the end of this press release.

2 On a constant currency basis, using our FY’26 Plan foreign exchange rates (rates as of September 30, 2025) for all periods.

3 Revenue and, as a result, operating margin and earnings per share are impacted under ASC 606.

4 Q1’26 cash flow included $10 million of outflows related to the Kepware and ThingWorx transaction, which are not expected to recur in future years.

5 In Q1’26, revenue grew 19% year over year on a constant currency basis.

6 Q1’26 GAAP and Non-GAAP EPS included a non-cash tax benefit of $7.1 million or $0.06, due to the receipt of IRS consent to an accounting methodology change requested in FY’24.

7 Q1’25 GAAP EPS included a non-cash tax benefit of $5.4 million, or $0.04, due to the release of a tax reserve related to prior years.

“For a second consecutive quarter, we significantly stepped up the contracting of strategic customer deals. We will start to see our improved demand capture flow into ARR later this year, and are on track with our strategy to drive durable and predictable multi-year growth,” said Jen DiRico, CFO.

“We executed well on key initiatives in Q1’26: our go to market team continued to build momentum; the divestiture of Kepware and ThingWorx progressed; and we meaningfully reduced our share count, with $200 million of share repurchases under our $2 billion share repurchase authorization,” DiRico concluded.

Full Fiscal Year 2026 and Second Fiscal Quarter Guidance

$ in millions, except per share amounts % rounded to the nearest half	Previous FY’26 Guidance	FY’26 Guidance	FY’26 YoY Growth Guidance	Q2’26 Guidance
Constant currency ARR (FY’26 Plan FX rates1)	7% to 9% growth	7% to 9% growth	7% to 9%	7.5% to 8% growth
Constant currency ARR excluding Kepware and ThingWorx (FY’26 Plan FX rates1)	7.5% to 9.5% growth	7.5% to 9.5% growth	7.5% to 9.5%	8% to 8.5% growth
Operating cash flow[2]	~$1,030	~$1,030[3]	~19%	$315 to $320[3]
Free cash flow[2]	~$1,000	~$1,000[3,5]	~17%	$310 to $315[3]
Revenue[2]	$2,650 to $2,915	$2,675 to $2,940	-2% to 7%	$710 to $770
Earnings per share[2]	$4.37 to $6.87	$4.42 to $6.93[4]	-27% to 14%	$1.25 to $1.87[4]
Non-GAAP earnings per share[2]	$6.49 to $8.95	$6.69 to $9.15	-16% to 15%	$1.93 to $2.54

1 On a constant currency basis, using our FY’26 Plan foreign exchange rates (rates as of September 30, 2025) for all periods.

2 Guidance for cash flow, revenue, and EPS reflects our business as currently constituted and does not take into account the effect of the Kepware and ThingWorx divestiture, except for costs already incurred in Q1’26 and expected in Q2’26. We still expect approximately $160 million of divestiture-related expense payments and cash taxes in FY’26 in connection with the closing of the transaction, which are not expected to recur in future years. We will update our FY’26 guidance in conjunction with the closing of the transaction.

3 Cash flow guidance includes $10 million of outflows related to the Kepware and ThingWorx transaction already paid in Q1’26 and an additional approximately $5 million of outflows expected in Q2’26, which are not expected to recur in future years.

4 GAAP EPS guidance includes $11 million of expenses related to the Kepware and ThingWorx transaction already recognized in Q1’26 and an additional approximately $10 million of expenses expected in Q2’26, which are not expected to recur in future years.

5 Includes approximately $20 million of capital expenditures which are not expected to recur in future years, related to moving a major R&D center to a new office.

Reconciliation of Operating Cash Flow Guidance to Free Cash Flow Guidance

$ in millions	FY’26 Guidance	Q2’26 Guidance

Operating cash flow	~$1,030	$315 to $320
Capital expenditures	~$30	~$5
Free cash flow	~$1,000	$310 to $315

Reconciliation of EPS Guidance to Non-GAAP EPS Guidance

	FY’26 Guidance	Q2’26 Guidance

Earnings per share	$4.42 to $6.93	$1.25 to $1.87
Stock-based compensation	$2.18 to $1.93	$0.66 to $0.59
Amortization of acquired intangible assets	~$0.67	~$0.17
Acquisition and transaction-related charges	~$0.17	~$0.08
Non-operating charges	~$0.01	~$0.00
Income tax adjustments	($0.76) to ($0.56)	($0.23) to ($0.17)
Non-GAAP Earnings per share	$6.69 to $9.15	$1.93 to $2.54

FY’26 financial guidance includes the following assumptions:

•
The guidance assumptions below reflect our business as currently constituted and do not take into account the effect of the Kepware and ThingWorx divestiture, except for costs already incurred in Q1’26 and expected in Q2’26. We still expect approximately $160 million of divestiture-related expense payments and cash taxes in FY’26 in connection with the closing of the transaction, which are not expected to recur in future years. We will update our FY’26 guidance in conjunction with the closing of the transaction.
•
We provide ARR guidance on a constant currency basis, using our FY’26 Plan foreign exchange rates (rates as of September 30, 2025) for all periods.
•
We expect churn to remain low.
•
For cash flow, due to largely similar invoicing seasonality and timing of expenses, and consistent with the past 5 years, we expect the majority of our collections to occur in the first half of our fiscal year and for fiscal Q4 to be our lowest cash flow generation quarter.
•
Compared to FY’25, given our FY’26 ARR guidance range, FY’26 GAAP operating expenses are expected to increase approximately 5%, primarily due to investments to drive future growth and factoring in Kepware and ThingWorx divestiture-related expenses of $11 million in Q1’26 and an additional approximately $10 million in Q2’26. FY’26 non-GAAP operating expenses are expected to increase approximately 4%, primarily due to investments to drive future growth.
•
Capital expenditures are expected to be approximately $30 million, with approximately $20 million of capital expenditures in FY’26 that are not expected to recur in future years, related to moving a major R&D center to a new office.
•
Cash interest payments are expected to be approximately $50 million to $70 million.
•
Cash tax payments are expected to be approximately $130 million to $150 million.
•
GAAP and non-GAAP tax rates are expected to be approximately 20% to 25%.
•
GAAP P&L results are expected to include the items below, totaling approximately $331 million to $361 million, as well as their related tax effects:
•
approximately $230 million to $260 million related to stock-based compensation,
•
approximately $80 million related to amortization of acquired intangible assets,
•
approximately $20 million related to acquisition and transaction-related charges, of which $11 million was already recognized in Q1’26 and approximately $10 million is expected in Q2’26, and
•
approximately $1 million related to non-operating charges.
•
In Q2’26, we intend to repurchase approximately $250 million of common stock and expect a decrease in fully diluted shares to approximately 119 million shares, compared to 121 million shares in Q2’25.
•
In the second half of FY’26, we intend to repurchase between $150 million and $250 million of common stock per quarter. In addition, we continue to expect net after-tax proceeds of approximately $365 million from the Kepware and ThingWorx transaction, which we expect to use for incremental shares repurchases in FY’26. In total, we expect to repurchase approximately $1.115 billion to $1.315 billion of our shares in FY’26.

PTC’s First Fiscal Quarter Results Conference Call

PTC will host a conference call to discuss results at 5:00 pm ET on Wednesday, February 4, 2026. To participate in the live conference call, dial (800) 715-9871 or (646) 307-1963, provide the passcode 91578, and press # or log in to the webcast, available on PTC’s Investor Relations website. A replay will also be available.

Important Information About Our Operating and Non-GAAP Financial Measures

Non-GAAP Financial Measures

We provide supplemental non-GAAP financial measures to our financial results. We use these non-GAAP financial measures, and we believe that they assist our investors, to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.

Non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: stock-based compensation; amortization of acquired intangible assets; acquisition and transaction-related charges included in general and administrative expenses; impairment and other charges (credits), net; non-operating charges and credits shown in the reconciliation provided; and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Free Cash Flow: We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goals and intent to return excess cash to shareholders via stock repurchases. Free cash flow is cash provided by (used in) operations net of capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.

Constant Currency (CC): We present CC information to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency exchange rate fluctuations. To present CC information, FY’26 and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the foreign exchange rate as of September 30, 2025, rather than the actual exchange rates in effect during that period.

Operating Measure

ARR: ARR (Annual Run Rate) represents the annualized value of our portfolio of active subscription software, SaaS, hosting, and support contracts as of the end of the reporting period. We calculate ARR as follows:

•
We consider a contract to be active when the product or service contractual term commences (the “start date”) until the right to use the product or service ends (the “expiration date”). Even if the contract with the customer is executed before the start date, the contract will not count toward ARR until the customer right to receive the benefit of the products or services has commenced.
•
For contracts that include annual values that change over time, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include any future committed increases in the contract value as of the date of the ARR calculation.
•
As ARR includes only contracts that are active at the end of the reporting period, ARR does not reflect assumptions or estimates regarding future contract renewals or non-renewals.
•
Active contracts are annualized by dividing the total active contract value by the contract duration in days (expiration date minus start date), then multiplying that by 365 days (or 366 days for leap years).

We believe ARR is a valuable operating measure to assess the health of a subscription business because it is aligned with the amount that we invoice the customer on an annual basis. We generally invoice customers annually for the current year of the contract. A customer with a one-year contract will typically be invoiced for the total value of the contract at the beginning of the contractual term, while a customer with a multi-year contract will be invoiced for each annual period at the beginning of each year of the contract.

ARR increases by the annualized value of active contracts that commence in a reporting period and decreases by the annualized value of contracts that expire in the reporting period.

As ARR is not annualized recurring revenue, it is not calculated based on recognized or unearned revenue and is not affected by variability in the timing of revenue under ASC 606, particularly for on-premises license subscriptions where a substantial portion of the total value of the contract is recognized as revenue at a point in time upon the later of when the software is made available, or the subscription term commences.

ARR should be viewed independently of recognized and unearned revenue and is not intended to be combined with, or to replace, either of those items. Investors should consider our ARR operating measure only in conjunction with our GAAP financial results.

Forward-Looking Statements

Statements in this document that are not historic facts, including statements about our future operating, financial and growth expectations, potential stock repurchases, the expected timing of closing the sale of the Kepware and ThingWorx businesses (the “divestiture”), and expected drivers of customer adoption of our solutions, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may not improve or may deteriorate due to, among other factors, the effects of import tariffs, threats of additional and reciprocal import tariffs, global trade and geopolitical tensions and uncertainty, volatile foreign exchange rates, high interest rates or increases in interest rates, inflation, and tightening of credit standards and availability, any of which could cause customers to delay or reduce purchases of new software, adopt competing software solutions, reduce the number of subscriptions they carry, or delay payments to us, which would adversely affect our ARR (Annual Run Rate) and/or financial results and cash flow and growth; our investments in our software solutions, including the integration of artificial intelligence (AI) capabilities into our software solutions, may not drive expansion of those solutions and/or generate the ARR and/or cash flow we expect if customers are slower to adopt those solutions than we expect or if they adopt competing solutions; customers may not build the product data foundations essential for the AI-driven transformation of their business when or as we expect, which could adversely affect our ARR and/or financial results and cash flow and growth; our go-to-market realignment and related initiatives may not generate the ARR and/or financial results or cash flow when or as we expect; the divestiture may not be consummated when or as we expect if, among other factors, regulatory approvals under applicable laws and regulations are not received when or as we expect, or if other closing conditions are not satisfied when or as we expect or are waived; the divestiture may disrupt our business to a greater extent than we expect; other uses of cash or our credit facility limits could limit or preclude the return of excess cash and the net proceeds of the divestiture to shareholders by way of share repurchases, or could change the amount and timing of any share repurchases; and foreign exchange rates may differ materially from those we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including changes to tax laws in the U.S. and other countries and the geographic mix of our revenue, expenses, and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are described from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission.

About PTC (NASDAQ: PTC)

PTC (NASDAQ: PTC) is a global software company that enables industrial and manufacturing companies to digitally transform how they engineer, manufacture, and service the physical products that the world relies on. Headquartered in Boston, Massachusetts, PTC employs over 7,000 people and supports more than 30,000 customers globally. For more information, please visit www.ptc.com.

PTC.com @PTC Blogs

PTC Investor Relations Contact

Matt Shimao
SVP, Investor Relations

mshimao@ptc.com

investor@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	December 31,	December 31,
	2025	2024

Revenue:
Recurring revenue	$657,280	$524,311
Perpetual license	5,630	9,405
Professional services	22,915	31,412
Total revenue (1)	685,825	565,128

Cost of revenue (2)	117,746	111,797

Gross margin	568,079	453,331

Operating expenses:
Sales and marketing (2)	140,891	157,532
Research and development (2)	119,984	115,516
General and administrative (2)	74,001	53,319
Amortization of acquired intangible assets	12,072	11,440
Total operating expenses	346,948	337,807

Operating income	221,131	115,524
Other expense, net	(18,156)	(22,370)
Income before income taxes	202,975	93,154
Provision for income taxes	36,457	10,922
Net income	$166,518	$82,232

Earnings per share:
Basic	$1.40	$0.68
Weighted average shares outstanding	119,330	120,243

Diluted	$1.39	$0.68
Weighted average shares outstanding	119,989	121,145

(1) See supplemental financial data for revenue by license, support and cloud services, and professional services.
(2) See supplemental financial data for additional information about stock-based compensation.

PTC Inc.
SUPPLEMENTAL FINANCIAL DATA FOR REVENUE AND STOCK-BASED COMPENSATION
(in thousands, except per share data)

Revenue by license, support and services is as follows:
	Three Months Ended
	December 31,	December 31,
	2025	2024
License revenue (1)	$269,654	$172,754
Support and cloud services revenue	393,256	360,962
Professional services revenue	22,915	31,412
Total revenue	$685,825	$565,128

(1) License revenue includes the portion of subscription revenue allocated to license.

The amounts in the income statement include stock-based compensation as follows:

	Three Months Ended
	December 31,	December 31,
	2025	2024
Cost of revenue	$5,994	$5,913
Sales and marketing	15,198	18,068
Research and development	15,915	16,155
General and administrative	20,760	15,715
Total stock-based compensation	$57,867	$55,851

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	December 31,	December 31,
	2025	2024

GAAP gross margin	$568,079	$453,331
Stock-based compensation	5,994	5,913
Amortization of acquired intangible assets included in cost of revenue	7,900	8,300
Non-GAAP gross margin	$581,973	$467,544

GAAP operating income	$221,131	$115,524
Stock-based compensation	57,867	55,851
Amortization of acquired intangible assets	19,972	19,740
Acquisition and transaction-related charges	10,663	215
Non-GAAP operating income (1)	$309,633	$191,330

GAAP net income	$166,518	$82,232
Stock-based compensation	57,867	55,851
Amortization of acquired intangible assets	19,972	19,740
Acquisition and transaction-related charges	10,663	215
Non-operating charges, net (2)	750	-
Income tax adjustments (3)	(25,097)	(24,691)
Non-GAAP net income	$230,673	$133,347

GAAP diluted earnings per share	$1.39	$0.68
Stock-based compensation	0.48	0.46
Amortization of acquired intangibles	0.17	0.16
Acquisition and transaction-related charges	0.09	0.00
Non-operating charges, net (2)	0.01	-
Income tax adjustments (3)	(0.21)	(0.20)
Non-GAAP diluted earnings per share	$1.92	$1.10

(1) Operating margin impact of non-GAAP adjustments:
	Three Months Ended
	December 31,	December 31,
	2025	2024
GAAP operating margin	32.2%	20.4%
Stock-based compensation	8.4%	9.9%
Amortization of acquired intangibles	2.9%	3.5%
Acquisition and transaction-related charges	1.6%	0.0%
Non-GAAP operating margin	45.1%	33.9%

(2) In Q1'26, we recognized a $0.8 million financing charge related to a debt commitment agreement associated with our anticipated divestiture of the Kepware and ThingWorx businesses.

(3) Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. Additionally, in Q1'25, adjustments exclude a $5.4 million benefit related to the tax impact of tax reserves related to prior years in a foreign jurisdiction.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	September 30,
	2025	2025

ASSETS

Cash and cash equivalents	$209,736	$184,415
Accounts receivable, net	804,341	1,001,085
Asset held for sale(1)	145,204	-
Property and equipment, net	57,219	60,843
Goodwill and acquired intangible assets, net	4,216,789	4,317,979
Lease assets, net	125,367	114,974
Other assets	868,607	937,876

Total assets	$6,427,263	$6,617,172

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$712,378	$827,065
Debt, net of deferred issuance costs	1,197,706	1,197,434
Lease obligations	183,353	172,433
Liabilities held for sale(1)	71,385	-
Other liabilities	420,022	594,011
Stockholders' equity	3,842,419	3,826,229

Total liabilities and stockholders' equity	$6,427,263	$6,617,172

(1) In Q1'26, we classified assets and liabilities related to the divestiture of Kepware and ThingWorx as held for sale.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 31,	December 31,
	2025	2024

Cash flows from operating activities:
Net income	$166,518	$82,232
Stock-based compensation	57,867	55,851
Depreciation and amortization	25,298	25,823
Amortization of right-of-use lease assets	8,830	7,928
Operating lease liability	11,370	(3,850)
Accounts receivable	191,988	131,353
Accounts payable and accruals	37,265	(15,336)
Deferred revenue	(112,390)	(27,810)
Income taxes	(11,037)	(13,528)
Other	(105,964)	(4,234)
Net cash provided by operating activities	269,745	238,429

Capital expenditures	(2,341)	(2,767)
Payments on debt, net	-	(205,125)
Repurchases of common stock	(200,034)	(75,000)
Payments of withholding taxes in connection with vesting of stock-based awards	(43,033)	(42,789)
Settlement of net investment hedges	3,200	28,308
Other financing & investing activities	(1,007)	(1,410)
Foreign exchange impact on cash	(1,209)	(9,201)

Net change in cash, cash equivalents, and restricted cash	25,321	(69,555)
Cash, cash equivalents, and restricted cash, beginning of period	184,988	266,466
Cash, cash equivalents, and restricted cash, end of period	$210,309	$196,911

Supplemental cash flow information:
Cash paid for interest	$11,099	$15,398

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands)

	Three Months Ended
	December 31,	December 31,
	2025	2024
Cash provided by operating activities	$269,745	$238,429
Capital expenditures	(2,341)	(2,767)
Free cash flow	$267,404	$235,662